UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2025

ASPEN AEROGELS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road Building B
Northborough, Massachusetts		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, Rebecca B. Blalock and Mark L. Noetzel notified the Board of Directors (the “Board”) of Aspen Aerogels, Inc. (the “Company”) of their intention to retire from the Board effective immediately after the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on April 30, 2025, as part of the Company’s regular Board refreshment process. Ms. Blalock’s and Mr. Noetzel’s decisions to retire were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and the Board wish to sincerely thank Ms. Blalock and Mr. Noetzel for their exceptional years of service on the Board and their significant contributions to the Company.

Effective upon Ms. Blalock’s and Mr. Noetzel’s retirements, the Board will reduce the size of the Board from eight to six members.

As part of the Board’s regular leadership refreshment activities and in light of Ms. Blalock and Mr. Noetzel’s impending retirements, the Board also engaged in an ordinary course review of current Board committee leadership and rotated the leadership of the Board’s committees. Effective as of the date of the Annual Meeting, the membership of the Board committees will be as follows:

Audit Committee: Katie M. Kool (Chair), Cari Robinson, and James E. Sweetnam
Compensation and Leadership Development Committee: William P. Noglows (Chair), Steven R. Mitchell, and James E. Sweetnam
Nominating, Governance and Sustainability Committee: Cari Robinson (Chair), William P. Noglows, and Katie M. Kool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspen Aerogels, Inc.

Date:	March 6, 2025	By:	/s/ Ricardo C. Rodriguez
		Name:	Ricardo C. Rodriguez
		Title:	Chief Financial Officer and Treasurer